Exhibit 99(a)

Windstream Announces Debt Exchange Offers and Consent Solicitations

Release date: November 28, 2017

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (Nasdaq: WIN) announced today that its wholly-owned subsidiary, Windstream Services, LLC (the “Company”) is commencing certain debt exchange offers and consent solicitations with respect to certain series of the Company’s senior notes.

New 2023 Exchange Offer

The Company is offering to exchange any and all of its 7.50% senior notes due 2023 (the “2023 Notes”) for new 6 3/8% senior notes due 2023 (the “New 6 3/8% Notes”) (the “2023 Exchange Offer”). The 2023 Exchange Offer will expire at 11:59 p.m., New York City time, on December 26, 2017, unless extended. Tenders must be made before the 2023 Exchange Offers expire and may be withdrawn at any time prior to 5:00 p.m., New York City time, on December 11, 2017, unless extended. If all the conditions to the 2023 Exchange Offer are satisfied or waived by the Company, whether before or after such withdrawal deadline, we will early settle the 2023 Exchange Offer and any 2023 Notes accepted for exchange in such early settlement may not be withdrawn thereafter. The early tender date for the 2023 Exchange Offers is 5:00 p.m., New York City time, on December 11, 2017, unless extended.

Subject to tender acceptance procedures described in the applicable offering memorandum: (i) for each $1,000 principal amount of 2023 Notes tendered at or prior to the early tender date, accepted for exchange and not validly withdrawn, eligible holders of 2023 Notes will be eligible to receive the early exchange consideration set forth in the table below; and (ii) for each $1,000 principal amount of 2023 Notes tendered after the early tender date and accepted for exchange, eligible holders of 2023 Notes will be eligible to receive the late exchange consideration set forth in the table below.

The consideration offered in the 2023 Exchange Offer is summarized below.

	CUSIP No. / ISIN	Aggregate Outstanding Principal Amount	Early Exchange Consideration, if tendered and not withdrawn prior to the Early Tender Date(1)	Late Exchange Consideration, if tendered after the Early Tender Date and prior to the Expiration Date(1)
7.50% Senior Notes due 2023	97381WAU8; US97381WAU80	$120,344,000	$1,075	$1,025

(1)	Total principal amount of New 6 3/8% Notes for each $1,000 principal amount of 2023 Notes.

In addition to the consideration, the Company will pay in cash accrued and unpaid interest on 2023 Notes accepted in the 2023 Exchange Offer from the latest interest payment date to, but not including, the settlement date with respect to the 2023 Exchange Offer. Interest on the New 6 3/8% Notes will accrue from November 6, 2017.

New 2021/2022 Exchange Offers

The Company is also offering to exchange any and all of its 7.75% senior notes due 2021 (the “2021 Notes”) and 7.50% senior notes due 2022 (the “2022 Notes”) for new 8.75% senior notes due 2024 (the “New 2024 Notes”) (the “2021/2022 Exchange Offers” and, together with the 2023 Exchange Offer, the “Exchange Offers”). The 2021/2022 Exchange Offers will expire at 11:59 p.m., New York City time, on

December 26, 2017, unless extended. Tenders must be made before the 2021/2022 Exchange Offers expires and may be withdrawn at any time prior to 5:00 p.m., New York City time, on December 11, 2017, unless extended. If all the conditions to the 2021/2022 Exchange Offers are satisfied or waived by the Company, whether before or after such withdrawal deadline, we will early settle the 2021/2022 Exchange Offers and any 2021 Notes and 2022 Notes accepted for exchange in such early settlement may not be withdrawn thereafter. The early tender date is 5:00 p.m., New York City time, on December 11, 2017, unless extended.

Subject to tender acceptance procedures described in the applicable offering memorandum: (i) for each $1,000 principal amount of 2021 Notes and 2022 Notes tendered at or prior to the early tender date, accepted for exchange and not validly withdrawn, eligible holders of each series of such notes will be eligible to receive the applicable early exchange consideration set forth in the table below; and (ii) for each $1,000 principal amount of 2021 Notes and 2022 Notes tendered after the early tender date and accepted for exchange, eligible holders of each series of such notes will be eligible to receive the applicable late exchange consideration set forth in the table below.

The consideration offered in the 2021/2022 Exchange Offers is summarized below.

Title of Series of Notes	CUSIP No. / ISIN	Aggregate Outstanding Principal Amount	Early Exchange Consideration, if tendered and not withdrawn prior to the Early Tender Date(1)	Late Exchange Consideration, if tendered after the Early Tender Date and prior to the Expiration Date(1)
7.75% Senior Notes due 2021	97381WAT1/ US97381WAT18 97381WAR5/ US97381WAR51 and U9700PAK1/ USU9700PAK13	$628,122,000	$1,085	$1,035
7.50% Senior Notes due 2022	97381WAX2/ US97381WAX20	$273,674,000	$1,075	$1,025

(1)	Total principal amount of New 2024 Notes for each $1,000 principal amount of 2021 Notes or 2022 Notes, as applicable.

In addition to the consideration, the Company will pay in cash accrued and unpaid interest on 2021 Notes and 2022 Notes accepted in the 2021/2022 Exchange Offers from the applicable latest interest payment date to, but not including, the applicable settlement date. Interest on the New 2024 Notes will accrue from the date of first issuance of the New 2024 Notes in the 2021/2022 Exchange Offers.

The Company believes the Exchange Offers, if commenced and accepted, will provide the Company with an extended maturity profile and enhance its liquidity position over the coming years.

The consummation of each Exchange Offer is subject to certain conditions, including a minimum participation condition, as described in the applicable offering memoranda.

New 2021/2022 Consent Solicitations

The Company has also launched a consent solicitation with respect to the 2021 Notes and 2022 Notes (the “2021/2022 Consent Solicitations”) seeking consents from noteholders of each such series of notes to waive certain alleged defaults with respect to transactions related to the spin-off of Uniti Group, Inc. (the “Spin-Off”) and amend indentures governing these notes to give effect to such waivers and amendments (the “Proposed Waivers and Amendments”). The 2021/2022 Consent Solicitations require consent from holders representing a majority of the outstanding aggregate principal amount of each series of notes. If the requisite consents from holders of a series of notes are received and the consents become effective and operative, the Company will make a consent payment which is expected to be $2.50 per $1,000 principal amount of the applicable series of notes to holders who validly deliver (and do not validly revoke) their consent on or prior to 5:00 p.m., New York City time, on December 4, 2017, unless extended.

On October 18, 2017, the Company announced a solicitation of consents from holders of the 2021 Notes and the 2022 Notes to the Proposed Waivers and Amendments (the “Previous Consent Solicitation”). The Previous Consent Solicitation expired at 11:59 p.m., New York City time, on November 27, 2017. The Company has not received the requisite consents from holders of the 2021 Notes or the 2022 Notes and consents delivered pursuant to the Previous Consent Solicitation are void. However, holders who consented to the Proposed Waivers and Amendments in the Previous Consent Solicitation will be able to provide consents in the 2021/2022 Consent Solicitations if they hold the applicable notes on the record date for the 2021/2022 Consent Solicitations, which is 5:00 p.m., New York City time, on November 28, 2017.

The Company denies that any alleged default has occurred and has filed a complaint seeking a judicial declaration that there has been no default in connection with the Spin-Off and related transactions.

The operativeness of the Proposed Waivers and Amendments is conditioned upon, among other things, the consummation of the 2021/2022 Exchange Offers and receipt of requisite consents from holders of both series of notes.

New Notes

Any new notes issued pursuant to any of the foregoing transactions will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

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Global Bondholder Services Corporation will act as the Information and Exchange Agent for the Exchange Offers and the Information and Tabulation Agent for the 2021/2022 Consent Solicitations. Questions or requests for assistance related to the Exchange Offers or 2021/2022 Consent Solicitations for additional copies of the offering memoranda and the letter of transmittal related to the Exchange Offers or consent solicitation statement and the letter of consent related to the 2021/2022 Consent Solicitations (collectively, the "Offering Documents") may be directed to Global Bondholder Services Corporation at (866) 807-2200 (toll free) or (212) 430-3774 (collect). To see if you are eligible to participate, please visit: http://gbsc-usa.com/eligibility/Windstream. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers or 2021/2022 Consent Solicitations.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold any of the notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offers or 2021/2022 Consent Solicitations, before the deadlines specified herein and in the Offering Documents.. The deadlines set by each clearing system for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offering Documents.

None of the Company, its board of directors, its officers, the dealer manager, the exchange agent, the information and tabulation agent or the trustee with respect to the outstanding notes, or any of the Company’s or their respective affiliates, makes any recommendation that holders tender any outstanding notes in response to the Exchange Offers or deliver consents pursuant to the 2021/2022 Consent Solicitations, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to participate and, if so, the principal amount of outstanding notes to tender.

This press release is for informational purposes only. It is not an offer to exchange or a solicitation of an offer to exchange any notes. The Exchange Offers are being made solely pursuant to offering memoranda and related letters of transmittal and the 2021/2022 Consent Solicitations are being made solely pursuant to a consent solicitation statement and related letter of consent. The Exchange Offers and 2021/2022 Consent Solicitations are not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 150,000 miles.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements, including statements with respect to Windstream’s ability to complete the exchange offers and consent solicitations, are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of factors, including those described in filings by Windstream with the Securities and Exchange Commission, which can be found at www.sec.gov.

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Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Chris King, 704-319-1025
christopher.c.king@windstream.com